SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement      [   ]   Confidential, for Use of the
                                                   Commission Only (as permitted
[ X ]     Definitive Proxy Statement               by Rule 14a-6(e)(2))
[   ]     Definitive Additional Materials
[   ]     Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Three-Five Systems, Inc.
                (Name of Registrant as Specified In Its Charter)

               ---------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):


[ X ]     $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  or
          14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.
[   ]     $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).

[   ]     Fee computed  on table  below per Exchange Act Rules 14a-6(i)(4) and
          0-11.
          1)    Title of each class of securities to which transaction applies:
          2)    Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          4)    Proposed maximum aggregate value of transaction:
          5)    Total fee paid:

[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)    Amount Previously Paid:
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          3)    Filing Party:
          4)    Date Filed:

                         [LOGO] THREE-FIVE SYSTEMS, INC.

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 24, 1996
--------------------------------------------------------------------------------




         The Annual Meeting of Stockholders of Three-Five Systems, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. on Wednesday, April 24, 1996, at the Company's corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, for the following purposes:

         1. To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

         2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1996.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on March 15, 1996 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

                                          Sincerely,



                                          Randal L. Buness
                                          Secretary

Tempe, Arizona
March 19, 1996

                         [LOGO] THREE-FIVE SYSTEMS, INC.
                              1600 N. Desert Drive
                              Tempe, Arizona 85281


--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


                            VOTING AND OTHER MATTERS

General

         The enclosed proxy is solicited on behalf of Three-Five Systems, Inc., a Delaware corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held Wednesday, April 24, 1996 at 9:00 a.m. (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Company's corporate headquarters, 1600 North Desert Drive, Tempe, Arizona.

         These proxy solicitation materials were first mailed on or about March 22, 1996, to all stockholders entitled to vote at the Meeting.

Voting Securities and Voting Rights

         Stockholders of record at the close of business on March 15, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 7,736,345 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock").

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required (i) for the election of directors, and (ii) for the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 1996.

         Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

         When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (i) "for" the election of the nominees set forth in this Proxy Statement, and (ii) "for" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 1996.

Revocability of Proxies

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Solicitation

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

Annual Report and Other Matters

         The 1995 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials. The information contained in the "Compensation Committee Report on Executive Compensation" below and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Company will provide upon written request, without charge to each stockholder of record as of the Record Date, a copy of the Company's annual report on Form 10-K for the year ended December 31, 1995 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.


                              ELECTION OF DIRECTORS

Nominees

         The Company's bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. All directors are elected at each annual meeting of the Company's stockholders for a term of one year and hold office until their successors are elected and qualified.

         A board of four directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

         The following table sets forth certain information regarding the nominees for directors of the Company:

            Name               Age                  Position
            ----               ---                  --------

   David R. Buchanan           63          Chairman of the Board, President, and
                                             Chief Executive Officer
   Burton E. McGillivray       39          Director
   David C. Malmberg           53          Director
   Jeffrey A. Wilson           49          Director

         David R. Buchanan has been Chairman of the Board, President, Chief Executive Officer, and a Director of the Company since its formation in February 1990. Mr. Buchanan served as Treasurer of the Company from May 1990 until
January 1994 and as Chairman of the Board and Chief Executive Officer, President, and a Director of one of the predecessors of the Company from October 1986, February 1987, and November 1985, respectively, until the predecessor's merger into the Company in May 1990.

         Burton E. McGillivray has been a Director of the Company since its formation. Mr. McGillivray served as a Director of one of the Company's predecessors from September 1986 until March 1987 and from July 1987 until its merger with the Company. Since January 1994, Mr. McGillivray has served as Managing Director of First Chicago Equity Capital ("FCEC"). From December 1992 until January 1994, Mr. McGillivray was a Chicago-based private investor. From September 1984 to December 1992, Mr. McGillivray was employed by Continental Illinois Venture Corporation ("CIVC") and Continental Equity Capital Corporation ("CECC"). He served as Managing Director of both CIVC and CECC from 1989 to 1992. The primary business of CIVC, CECC, and FCEC is making equity investments in high-growth businesses. Mr. McGillivray is a member of the boards of directors for CFM Technologies, Inc., CFC Aviation, Inc., Ceco Products Corp., and Pacer Propane Holding, Inc.

         David C. Malmberg has been a Director of the Company since April 1993. Mr. Malmberg is a private investor and management consultant. Before resigning in May 1994, Mr. Malmberg spent 22 years at National Computer Systems, including 13 years as its President and Chief Operating Officer. Mr. Malmberg serves as the Chairman of the Board of Directors of National City Bank of Minneapolis and is a member of the boards of directors of National City Bancorporation, York and Associates, Inc., PPT Vision, Inc., and the Board of Trustees for Mankato State University.

         Jeffrey A. Wilson has been a Director of the Company since November 1994. He is currently a private investor and management consultant. From January 1995 to October 1995, Mr. Wilson was Chief Executive Officer and a Director of Docucopy/Compex. From September 1990 to April 1994, Mr. Wilson was President, Chief Executive Officer, and a Director of Terminal Data Corporation. From December 1988 until September 1990, Mr. Wilson was a consultant to, and then President of, Adaptive Information Systems, a subsidiary of Hitachi. From March 1986 until December 1988, Mr. Wilson was President and Chief Executive Officer of Bell & Howell Records Management Company. Mr. Wilson is a member of the board of directors of VIP Ltd., a software development and services company.

         Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or officers of the Company. Messrs. McGillivray, Malmberg, and Wilson serve as the members of the Audit Committee and Compensation Committees of the Board of Directors, with Mr. McGillivray serving as Chair of the Audit Committee and Mr. Malmberg serving as Chair of the Compensation Committee.

Meetings and Committees of the Board of Directors

         The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Audit Committee reviews the annual financial statements, the significant accounting issues, and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company.

         The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 1995. The Company's Audit Committee met separately at two formal meetings during the fiscal year ended December 31, 1995. The Company's Compensation Committee held two formal meetings during the fiscal year ended December 31, 1995. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and
(ii) the total number of meetings held by all Committees of the Board on which such director was a member.

Director Compensation and Other Information

         The Company pays each independent director an annual fee in the amount of $9,000, plus $500 for each board or committee meeting attended, other than committee meetings held on the same day as a board meeting. The Company also reimburses each independent director for travel and related expenses incurred in connection with attendance at board and committee meetings. Mr. Buchanan, an executive officer of the Company, receives no additional compensation for his services as a director. The terms of the Company's 1994 Automatic Stock Option Plan for Non-employee Directors (the "1994 Plan") provide for the automatic grant of options to purchase 500 shares of the Company's Common Stock to non-employee directors at the time of the meeting of the Board of Directors held immediately following each annual meeting of stockholders. The 1994 Plan also provides that each non- employee director will receive an automatic grant to acquire 1,000 shares of the Company's Common Stock on the date of his or her first appointment or election to the Board of Directors. Pursuant to the 1994 Plan, each of Messrs. McGillivray, Malmberg, and Wilson will receive an automatic grant of options to purchase 500 shares of Common Stock at the time of the Board of Directors meeting immediately following the Meeting.

                             EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

         The following table sets forth the total compensation received by the Company's Chief Executive Officer and its two other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 for services in all capacities to the Company and its subsidiaries for the fiscal year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                         Long-Term
                                                        Compensation
                                                        ------------
                                                           Awards
                                                           ------
                              Annual Compensation(1)     Securities   All Other
Name and                   ----------------------------  Underlying Compensation
Principal Position         Year   Salary($)    Bonus($)  Options(#)    ($)(2)
------------------         ----   ---------    --------  ----------   --------

David R. Buchanan          1995   $254,169    $     ---       ---     $ 2,782
 Chairman, President, and  1994    226,848      268,110       ---       6,948
 Chief Executive Officer   1993    199,029      210,129       ---      11,540

James F. Bowser(3)         1995   $121,208    $     ---       ---      $  388
 Vice President of         1994    109,319       78,910    10,000       4,580
 Sales and Marketing       1993     71,803       28,528       ---       3,330

Dan J. Schott(4)           1995   $117,550    $     ---       ---      $  606
 Vice President of         1994    107,565       88,910    40,000       2,201
 Technology

----------

(1) Messrs. Buchanan, Bowser, and Schott also received certain perquisites, the value of which did not exceed 10% of their annual salary and bonus.
(2) Amounts shown for fiscal year 1995 consist of term life insurance premiums of $2,782, $388, and $606 for Messrs. Buchanan, Bowser, and Schott, respectively.
(3) Mr. Bowser has served as Vice President of Sales and Marketing since January 1996 and served as Vice President of Manufacturing Operations from January 1994 until January 1996.
(4)      Mr. Schott  joined  the  Company  as Vice  President  of  Technology in
         January 1994.


Option Grants

         The Company did not grant any stock options to the named executive officers in the fiscal year ended December 31, 1995.

Option Holdings

         The following table contains certain information respecting the options held by the named executive officers.

                         YEAR END OPTION VALUES

                         Number of Unexercised      Value of Unexercised In-the-
                           Options at Fiscal          Money Options at Fiscal
                             Year-End (#)                 Year-End ($)(1)
                   ----------------------------   ------------------------------
Name               Exercisable  Unexercisable(2)  Exercisable   Unexercisable(2)
----------------   -----------  ----------------  -----------   ----------------

David R. Buchanan      106,856             ---    $1,634,224               ---
James F. Bowser          2,000          18,000    $   32,750          $130,375
Dan J. Schott              ---          40,000           ---               ---


(1) Calculated based upon the December 31, 1995 New York Stock Exchange closing price of $16.875 per share, multiplied by the applicable number of shares in-the-money, less the aggregate exercise price for such shares.
(2)      Not vested as of December 31, 1995.


Employment Agreements

         The Company has no written employment contracts with its officers, directors, or other employees. The Company offers its employees medical, life, and disability insurance benefits. The executive officers and other key personnel of the Company are eligible to receive profit sharing distributions and discretionary bonuses, and are eligible to receive stock options under the Company's stock option plans.

401(k) Profit Sharing Plan

         On September 1, 1990, the Company adopted a profit sharing plan pursuant to Section 401(k) (the "401(k) Plan") of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Pursuant to the 401(k) Plan, all eligible employees may contribute through payroll deductions up to the maximum allowable under Section 402(g) of the Internal Revenue Code, which is $9,240 for calendar year 1995. In addition, the 401(k) Plan provides that the Company may make matching and discretionary contributions in such amount as may be determined by the Board of Directors. The Company did not make any discretionary contributions pursuant to the 401(k) Plan to executive officers or other employees for 1995.

Stock Option Plans

         The Company currently has three stock options plans: the 1990 Incentive Stock Option Plan (the "1990 Plan"), the 1993 Stock Option Plan (the "1993 Plan"), and the 1994 Automatic Stock Option Plan for Non-Employee Directors (the "1994 Plan"). The eligible persons under the 1990 Plan and 1993 Plan include key personnel, consultants, and independent contractors who perform valuable services for the Company. Directors who are not employees receive automatic grants of stock options under the 1994 Plan, but are not eligible under either the 1990 Plan or the 1993 Plan.

         In conjunction with stockholder approval of the 1993 Plan, the Board terminated the 1990 Plan with respect to 85,454 options which were unissued as of the date that the 1993 Plan was adopted. Under the 1990 Plan, there were 312,076 options issued but unexercised as of March 15, 1996. If any option terminates or expires without having been exercised in full, stock not issued under such stock option will become available for reissuance under the 1990 Plan.

         Under the 1993 Plan, 385,454 shares of Common Stock of the Company may be issued pursuant to the granting of options to acquire Common Stock of the Company, the direct granting of Common Stock, or the granting of stock appreciation rights. If any option terminates or expires without having been exercised in full, stock not issued under such option will become available for reissuance under the 1993 Plan. There were outstanding options to acquire 225,500 shares of the Company's Common Stock under the 1993 Plan as of March 15, 1996.

         Under the 1994 Plan, 100,000 shares of Common Stock of the Company may be issued upon exercise of stock options automatically granted to non-employee directors of the Company pursuant to the terms described in the section above entitled "Elections of Directors - Director Compensation and Other Information." Persons other than non-employee directors of the Company are not eligible to receive options granted pursuant to the 1994 Plan. There were outstanding options to acquire 6,500 shares of the Company's Common Stock under the 1994 Plan as of March 15, 1996.

         If any change in the Common Stock of the Company occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the 1990 Plan, 1993 Plan, and the 1994 Plan, and the number of shares and exercise price per share of stock subject to outstanding options.

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended December 31, 1995, the Company's Compensation Committee consisted of Messrs. McGillivray, Malmberg, and Wilson. None of such individuals had any contractual or other relationships with the Company during such fiscal year except as directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

         The Compensation Committee of the Board of Directors (the "Committee") consists exclusively of independent, non-employee directors. The Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels, and variable compensation programs, both cash-based and equity-based. The Committee generally reviews base salary levels for executive officers of the Company at or about the start of each fiscal year and approves actual bonuses at the end of each fiscal year based upon Company and individual performance.

         David C. Malmberg served as Chairman of the Committee, and Burton E. McGillivray and Jeffrey A. Wilson served as Committee members during 1995.

Philosophy

         The  executive  compensation  program  seeks  to  provide  a  level  of compensation that is competitive with companies similar in both size and industry. The Committee obtained the comparative data used to assess competitiveness from the American Electronics Association Executive Compensation Survey. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term Company performance as well as individual performance. The Committee uses its discretion to set executive compensation when, in its judgment, external, internal, or an individual's circumstances warrant.

Compensation Program

         The four primary components of executive compensation consist of base salary, employee profit sharing distributions, annual discretionary bonuses, and stock option grants.

Base Salary

         The  Committee  reviews  salaries  recommended  by the Chief  Executive
Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer considers the overall performance of the Company and conducts an informal evaluation of individual officer performance. Final decisions on any adjustments to the base salary for executives other than the Chief Executive Officer are made by the Committee in conjunction with the Chief Executive Officer. The Committee's evaluation of the recommendations by the Chief Executive Officer considers the same factors outlined above and is subjective with no particular weight assigned to any one factor. Base salaries for fiscal 1995 were determined by the Committee in April 1995. Base salaries were not increased for 1995 except for two executive officers whose salaries were increased approximately 10% to a level competitive with similar positions in comparable companies.

Employee Profit Sharing Distributions

         The Company may elect to make profit sharing distributions under which all employees of the Company, including officers, are eligible to receive a bonus out of a portion of the Company's profits. The Board of Directors determines the amount of the distribution, if any, as a subjective percentage of net income based upon year-to-year profit growth. The designated amount is distributed to eligible employees based upon the ratio of the individual salary to total salaries for all employees. At the discretion of the Board of Directors, a portion of this profit sharing distribution may be paid into the 401(k) retirement plan on behalf of the employees. The Committee determined that no profit sharing distributions were warranted for fiscal 1995.

Annual Discretionary Bonuses

         The annual discretionary bonuses are designed to provide incentive compensation to key officers and employees who contribute substantially to the success of the Company. The bonuses are intended to maintain a strong link between overall Company performance and enhanced stockholder value by rewarding results that exceed industry averages. Bonuses may be awarded to selected officers and employees from a pool based on a subjective percentage of the Company's net income for the fiscal year. Projected bonuses are accrued monthly and paid annually based on the overall performance of the Company to date, taking into consideration achievement of sales, net income, and other performance criteria as well as individual responsibility, performance, and compensation level. The Committee's evaluation of these factors is subjective, with no particular weight being assigned to any one factor. The Committee determined that the Company's performance did not warrant the payment of any discretionary bonuses for fiscal 1995.

Stock Option Grants

         The Company grants stock options periodically to executive officers and other key employees to provide additional incentive to work to maximize long-term total return to stockholders. The options generally include a vesting period of five or more years in order to encourage optionholders to continue in the employ of the Company, although the Board of Directors retains the right to accelerate the vesting of options granted by the Company. In general, stock options are granted to senior level and key employees at the onset of employment. However, if in the opinion of the Board of Directors, the outstanding service of an individual merits an additional grant, the Board may elect to issue a stock option to that employee.

Benefits

         The Company provides various employee benefit programs to its executive officers, including medical and life insurance benefits, an employee 401(k) retirement savings plan, and short- and long-term disability insurance. These programs are generally available to all employees of the Company.

Chief Executive Officer Compensation

         The Committee considers the same factors outlined above for other executive officers in evaluating the base salary and other compensation of David
R. Buchanan, the Company's Chief Executive Officer. The Committee's evaluation of Mr. Buchanan's base salary is subjective, with no particular weight assigned to any one factor. The Committee established Mr. Buchanan's base salary at $250,000 throughout 1995. The Committee believes that this base salary is competitive with that paid to chief executive officers of comparable companies. The Committee determined that the Company's performance did not merit payment of a discretionary bonus to Mr. Buchanan for 1995.

Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with
Section 162(m).

         This report has been furnished by the members of the Compensation Committee of the Board of Directors of the Company.

                           David C. Malmberg, Chairman
                           Burton E. McGillivray
                           Jeffrey A. Wilson


                        COMPLIANCE WITH SECTION 16 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended December 31, 1995, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year or prior fiscal years.

                            COMPANY PERFORMANCE GRAPH

         The following line graph compares cumulative total stockholder returns, assuming reinvestment of dividends, for (i) the Company's Common Stock; (ii) the Standard and Poor's SmallCap 600 Index; and (iii) the Electrical Components & Other Equipment Industry Index of Standard and Poor's Mid Cap Index. The graph assumes an investment of $100 on May 1, 1990, the date on which the Company's Common Stock became registered under Section 12 of the Exchange Act as a result of the Company's merger with its predecessors. The calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

                                  5/1/90    12/31/90   12/31/91   12/31/92   12/31/93   12/31/94   12/31/95

Three-Five Systems, Inc.          $  100     $  134     $  267     $  483     $4,700     $9,700     $4,500
S&P SmallCap 600 Index            $  100     $   83     $  123     $  149     $  177     $  169     $  219
Electrical Components & Other     $  100     $  110     $  180     $  203     $  322     $  399     $  573
 Equipment Industry Index

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                             DIRECTORS AND OFFICERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock on March 15, 1996 (except as otherwise noted) by (i) each director and each executive officer of the Company,
(ii) all directors and officers of the Company as a group, and (iii) each person known by the Company to own more than five percent of the Company's Common Stock.
                                                     Shares Beneficially
       Name of Beneficial Owner                             Owned
       ------------------------                   --------------------------
                                                  Number(l)       Percent(2)
                                                  ---------       ----------
Directors and Executive Officers:
David R. Buchanan................................. 849,118 (3)      10.83%
James F. Bowser...................................  84,500 (4)       1.09%
Dan J. Schott.....................................   6,000 (5)         *
David M. Rzasa(6).................................     500             *
Randal L. Buness(7)...............................   2,000             *
Vincent C. Hren(8)................................       0             *
Burton E. McGillivray.............................  67,833 (9)         *
David C. Malmberg.................................  23,333 (10)        *
Jeffrey A. Wilson.................................   3,433 (11)        *
All directors and executive
officers as a group (nine persons)...............1,036,717          13.40%

Non-management 5% Stockholders:
LGT Asset Management, Inc.(12)...................1,055,700          13.65%
Eugene M. Lang.................................... 526,512 (13)      6.81%

----------
*Less than 1% of the outstanding shares of Common Stock.
(1) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control, or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days of March 15, 1996 by the exercise of stock options.
(2) The percentages shown include the shares of Common Stock which the person will have the right to acquire within 60 days of March 15, 1996. In calculating the percentage of ownership, all shares of Common Stock which the identified person will have the right to acquire within 60 days of March 15, 1996 upon the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(3) Includes 106,856 shares of Common Stock issuable upon exercise of vested stock options.
(4) Includes 4,500 shares of Common Stock issuable upon exercise of vested stock options.
(5) Includes 4,000 shares of Common Stock issuable upon exercise of vested stock options.
(6) Mr. Rzasa is the Company's Executive Vice President and Chief Operating Officer.
(7) Mr. Buness is the Company's Vice President-Finance and Administration, Chief Financial Officer,
         Secretary, and Treasurer.
(8)      Mr. Hren is the Company's Vice President-Manufacturing Operations.
(9) Includes 1,833 shares of Common Stock issuable upon exercise of vested stock options.
(10) Includes 1,833 shares of Common Stock issuable upon exercise of vested stock options.
(11) Includes 833 shares of Common Stock issuable upon exercise of vested stock options.
(12) The address of LGT Asset Management, Inc. is 50 California Street, 27th Floor, San Francisco, California 94111.

(13) Includes 18,538, 203,000, and 111,304 shares of Common Stock owned by REFAC Technology Development Corporation ("REFAC"), REFAC International, Ltd. ("RIL"), and REFAC Financial Corporation ("RFC"), respectively. Mr. Lang may be deemed to have shared voting and investment power with respect to such shares. REFAC may be deemed to beneficially own, and to have shared voting and investment power with respect to, the shares held of record by RIL and RFC. RIL may be deemed to have shared voting and investment power with respect to the shares held of record by RFC. REFAC, RFC, and RIL disclaim beneficial ownership of Common Stock except for Common Stock owned of record by such person. Mr. Lang disclaims beneficial ownership of the shares held by REFAC, RIL, and RFC. The address of Mr. Lang is 122 East 42nd Street, Suite 4000, New York, New York 10168.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1996 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                 DEADLINE FOR RECEIPT OF STOCKHOLDERS PROPOSALS

         Stockholder proposals that are intended to be presented by such stockholders at the annual meeting of stockholders of the Company for the fiscal year ending December 31, 1996 must be received by the Company no later than November 20, 1996 in order to be included in the proxy statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                           Dated: March 19, 1996

                            THREE-FIVE SYSTEMS, INC.

                       1996 ANNUAL MEETING OF STOCKHOLDERS


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of THREE-FIVE SYSTEMS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated March 19, 1996, and hereby appoints David R. Buchanan and Randal L. Buness, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of the Company, to be held on Wednesday, April 24, 1996, at 9:00 a.m., local time, at the Company's corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company; and as said Proxies deem advisable on such other matters as may come before the meeting.

     A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Continued, and to be signed and dated, on reverse side.

                            THREE-FIVE SYSTEMS, INC.
                                 P.O. BOX 11186
                            NEW YORK, N.Y. 10203-0186

1.   ELECTION OF DIRECTORS:

FOR all nominees  |X|      WITHHOLD AUTHORITY to vote  |X|      *EXCEPTIONS  |X|
listed below.              for all nominees listed below.

Nominees
  David R. Buchanan, Burton E. McGillivray, David C. Malmberg, Jeffrey A. Wilson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions

------------------- ------------------- ------------------- -------------------

2.   Proposal to ratify the appointment       And upon such matters which may
     of Arthur Andersen LLP as the            properly come before the meeting
     independent auditors of the Company.     or any adjournment or adjournments
                                              thereof.

     FOR |X|  AGAINST |X|  ABSTAIN |X|
                                                   Change of Address and   |X|
                                                   or Comments Mark Here

                                    (This  Proxy  should be dated, signed by the
                                    stockholder(s) exactly as his  or  her  name
                                    appears  hereon,  and returned promptly   in
                                    the  enclosed envelope.  Persons  signing  a
                                    fiduciary  capacity  should so indicate.  If
                                    shares  are held by  joint  tenants  or   as
                                    community    property,    both  stockholders
                                    should sign.)

                                    Dated:                   , 1996
                                          -------------------

                                    --------------------------------------------
                                                 Signature

                                    --------------------------------------------
                                                 Signature


                                           Votes must be indicated   |X|
                                           (x) In Black or Blue ink.


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.